EXECUTION VERSION

AMENDMENT NO. 2 (TERM LOAN CREDIT AGREEMENT)

AMENDMENT NO. 2 dated as of August 1, 2018 (this “Amendment”) to the Credit Agreement dated as of July 21, 2017 (the “Credit Agreement”) among PERNIX IRELAND PAIN DESIGNATED ACTIVITY COMPANY (f/k/a Pernix Ireland Pain Limited), a designated activity company organized under the laws of the Republic of Ireland (the “Borrower”), the lenders party thereto and Cantor Fitzgerald Securities, as administrative agent for the lenders (the “Agent”).

W I T N E S S E T H :

WHEREAS, the Borrower has requested that the Agent and the Lenders amend the Credit Agreement as set forth herein.

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1. Defined Terms; References. Unless otherwise specifically defined herein, each term used herein that is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Credit Agreement shall, after this Amendment becomes effective, refer to the Credit Agreement as amended hereby.

“Exchange” means the exchange of a certain portion of Parent’s outstanding 12% Senior Secured Notes due 2020 (the “Notes”) for shares of common stock in Parent pursuant to the terms of those certain Exchange Agreements dated as of the date hereof by and among Parent and, respectively, 1992 MSF International Ltd. and 1992 Tactical Credit Master Fund, L.P., in each case in the form attached hereto as Exhibit B.

SECTION 2. Amendments to Credit Agreement.  Each of the parties hereto agrees that, effective on the Amendment Effective Date, the Credit Agreement shall be amended as follows:

2.1Section 2.6(d)(ii) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

(ii)The Borrower may, at its sole discretion (an “Interest Election”), elect to pay interest on the Loans in respect of any Interest Payment Date, (A) entirely in cash (“Cash Interest”) or  (B) partly as Cash Interest and partly by adding the amount of such interest up to a maximum amount of 2.50% per annum to the outstanding principal amount of the Loans (“PIK Interest”, and the amount of any such PIK Interest added to the principal of the Loans on any Interest Payment Date as required by the relevant Interest Election(s), the “Additional PIK Principal”) (with Cash Interest and Additional PIK Principal to be allocated pro rata among the Lenders in proportion to the aggregate principal amount of the portion of the Loan held by each Lender).

2.2[Reserved.]

2.3Section 6.6(a)(i) of the Credit Agreement is hereby amended by (i) deleting “or” at the end of sub-clause (F) therein, (ii) replacing “.” with “, and/or” at the end of clause (G) therein, and (iii) inserting a new sub-clause (H) immediately following sub-clause (G) as follows:

(H) with respect to the Treximet Note Purchase Debt, payments of principal on the Treximet Note Purchase Debt made solely by exchanging such Treximet Note Purchase Debt for shares of Qualified Equity Interests without any payment of cash (other than in respect of fractional shares in an amount not to exceed $50,000).

2.4Schedule 3.2 to the Credit Agreement is hereby amended and restated in its entirety as set out in Schedule 1 attached hereto.

2.5Schedule 5.17 to the Credit Agreement is hereby amended and restated in its entirety as set out in Schedule 2 attached hereto.

SECTION 3. Representations and Warranties, Covenants and Acknowledgements. To induce the Agent and Lenders to enter into this Amendment:

(a) the Borrower and each other Loan Party represents and warrants that (i) as of the date hereof and after giving effect to the amendments hereto, all of the representations and warranties made or deemed to be made under the Credit Agreement and the other Loan Documents are true and correct, except to the extent that such representations and warranties expressly relate to an earlier date in which case such representations and warranties shall have been true and correct on and as of such earlier date, (ii) as of the date hereof and after giving effect to the amendments hereto, there exists no Default or Event of Default under the Credit Agreement or any of the other Loan Documents, (iii) it has the power and is duly authorized to enter into, deliver and perform this Amendment, (iv) this Amendment and each of the other Loan Documents is the legal, valid and binding obligation of each Loan Party, enforceable against each Loan Party in accordance with its terms, except to the extent enforcement may be limited under applicable bankruptcy, insolvency, reorganization, receivership, moratorium, or similar laws affecting creditors’ rights generally and the equitable discretion of the court;

(b)each Loan Party hereby reaffirms each of the agreements, covenants, and undertakings set forth in the Credit Agreement and each other Loan Document executed in connection therewith or pursuant to, as amended and modified hereby, to which it is a party; and

(c)Each Loan Party acknowledges and agrees that this Amendment shall be deemed a Loan Document for all purposes under the Credit Agreement.

SECTION 4 Effectiveness. This Amendment shall become effective on the first date when each of the following conditions have been satisfied (the “Amendment Effective Date”) (x) the Agent shall have received from each of the Loan Parties, the Required Lenders and the Agent (i) an executed counterpart hereof signed by such party or facsimile or other written confirmation that such party has signed a counterpart hereof and (ii) the fully executed Amendment No. 3 to the 2017 ABL Facility, dated as of the date hereof, in the form attached hereto as Exhibit A and (y) substantially simultaneously therewith, the Exchange shall have been consummated.

SECTION 5. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed signature page of this Amendment by facsimile, email or other electronic transmission shall be effective as delivery of a manually executed counterpart to this Amendment.

SECTION 6. Amendment, Modification and Waiver. This Amendment may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

SECTION 7.  Severability.  If any provision of this Amendment is held to be illegal, invalid or unenforceable in any jurisdiction, the legality, validity and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, of this Amendment and the other Loan Documents shall not be affected or impaired thereby.

SECTION 8.  Headings.  Section and Subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

SECTION 9.  Governing Law; Waiver of Jury Trial.  Section 12 of the Credit Agreement is hereby incorporated herein by reference mutatis mutandis.

SECTION 10.  Fees and Expenses.  Borrower hereby reconfirm their respective obligations pursuant to the Credit Agreement to pay and reimburse the Agent and the Lenders for all reasonable costs and expenses (including, without limitation, reasonable and documented fees of counsel to the Agent and Lenders) incurred in connection with the negotiation, preparation, execution and delivery of this Agreement and all other documents and instruments delivered in connection herewith.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

BORROWER:	PERNIX IRELAND PAIN DESIGNATED ACTIVITY COMPANY
	By:	/s/ Angus Smith
Name: Angus Smith
Title:Director

[SIGNATURE PAGE - DDTL AMENDMENT NO. 2]

LENDERS:	1992 MSF INTERNATIONAL LTD.
BY: HIGHBRIDGE CAPITAL MANAGEMENT, LLC, AS TRADING MANAGER,
	By:	/s/ Jonathan Segal
Name:Jonathan Segal
Title:Managing Director

	By:	/s/ Jason Hempel
Name:Jason Hempel
Title:Managing Director

1992 TACTICAL CREDIT MASTER FUND, L.P.
BY: HIGHBRIDGE CAPITAL MANAGEMENT, LLC, AS TRADING MANAGER,
By:	/s/ Jonathan Segal
Name:Jonathan Segal
Title:Managing Director

By:	/s/ Jason Hempel
Name:Jason Hempel
Title:Managing Director

[SIGNATURE PAGE - DDTL AMENDMENT NO. 2]

CANTOR FITZGERALD SECURITIES, as Agent
By:	/s/ James Buccola
Name:James Buccola
Title:Head of Fixed Income

[SIGNATURE PAGE - DDTL AMENDMENT NO. 2]

SCHEDULE 1 – AMENDED AND RESTATED SCHEDULE 3.2

Schedule 3.2

The obligation of each Lender to make each Subsequent Loan provided for hereunder is subject to the fulfillment of each of the following conditions precedent (the making of such extensions of credit by a Lender being conclusively deemed to be its satisfaction or waiver of the conditions precedent):

i.If the proceeds of such Subsequent Loan are being used, directly or indirectly, to acquire any Equity Interests of any Person or any other assets (whether pursuant to a Permitted Acquisition or other acquisition permitted by the Agreement):

ii.Agent shall have received the results of a search of the Uniform Commercial Code filings (or equivalent filings) and judgment filings and the results of federal tax lien searches made with respect to the acquired assets (including Target and its Subsidiaries) are contemplated to be so acquired) and, if applicable, the Acquisition Subsidiary in the states (or other jurisdictions) of formation of such Persons and in which the chief executive office of each such Person is located, and in such other jurisdictions as may be reasonably required by Agent or Required Lenders, together with copies of the financing statements (or similar documents) disclosed by such search, and accompanied by evidence satisfactory to the Agent and Required Lenders that the Liens indicated in any such financing statement (or similar document) would constitute Permitted Liens or have been or will be contemporaneously with the funding of the initial extension of credit released or terminated.

iii.Immediately after giving effect to the Borrowing of such Subsequent Loan, the consummation of such acquisition and the transactions related thereto, the Target, its Subsidiaries and, if applicable, the Acquisition Subsidiary shall not be obligated on any Indebtedness other than Permitted Indebtedness.

iv.Borrower shall have delivered to Agent a copy of the definitive sale and purchase agreement related to such acquisition (the “Acquisition Agreement”) and any related documents reasonably requested by Agent or the Required Lenders.

v.Such acquisition shall be consummated pursuant to the terms of the Acquisition Agreement in all material respects, substantially concurrently with the funding of such Subsequent Loan, without giving effect to any amendments, express consents or express waivers by the Borrower thereto or modifications to the provisions thereof that are adverse to the interests of Lender Group without the prior written consent of the Required Lenders.

vi.Agent shall have received due diligence information relating to the Target, its Subsidiaries and, if applicable, the Acquisition Subsidiary, to the extent available to the Borrower or required in connection with Section 5.11 of the Agreement.

vii.Agent shall have received each of the following documents, in form and substance reasonably satisfactory to the Required Lenders, duly executed and delivered, and each such document shall be in full force and effect:

viii.supplements to the Security Agreement or other Additional Document(s) required pursuant to Section 5.11 or 5.12 of the Agreement, executed by the Acquisition Subsidiary (if applicable), the Target and each of its Subsidiaries that is required to become a Guarantor pursuant to Section 5.11, 5.12 and/or 5.17 of the Agreement,

ix.duly executed short form security agreements with respect to the Intellectual Property owned by the Acquisition Subsidiary (if applicable), Target and each of its Subsidiaries that are required to become a Guarantor pursuant to Section 5.11, 5.12 and/or 5.17 of the Agreement, in appropriate form for filing in the United States and, upon reasonable request of the Agent, in additional applicable jurisdictions, and in a format reasonable acceptable to the Agent,

x.a completed Perfection Certificate for the Acquisition Subsidiary (if applicable), the Target and its Subsidiaries or otherwise with respect to the acquired assets, and

xi.executed counterparts of each other Loan Document required to perfect the Agent’s security interest in the Collateral duly executed by an Authorized Person of the Acquisition Subsidiary (if applicable), Target and each of its Subsidiaries party thereto.

xii.Agent shall have received proper financing statements (Form UCC-1 or the equivalent) for filing under the Code or other appropriate filing offices of each jurisdiction as may be necessary to perfect the security interests granted by the Acquisition Subsidiary (if applicable), the Target and its Subsidiaries.

xiii.Agent shall have received a certificate from the Secretary of the Acquisition Subsidiary (if applicable), the Target and each of its Subsidiaries that are required to become Loan Parties pursuant to the Agreement (i) attesting to the resolutions of its Board of Directors authorizing its execution, delivery, and performance of the Loan Documents to which it is a party, (ii) authorizing its Authorized Persons to execute the same, and (iii) attesting to the incumbency and signatures of such Authorized Persons.

xiv.Agent shall have received copies of the Governing Documents of the Acquisition Subsidiary (if applicable), the Target and each of its

Subsidiary, as amended, modified, or supplemented to the relevant Funding Date, which Governing Documents shall be certified by the Secretary of such Person and with respect to Governing Documents of a Person that are charter documents, certified as of a recent date (not more than 30 days prior to the Funding Date) by the appropriate government official.

xv.To the extent customary in the relevant jurisdiction of organization, Agent shall have received a certificate of good standing (or equivalent, to the extent the concept is applicable) with respect to the Acquisition Subsidiary (if applicable), the Target and each of its Subsidiaries, such certificate to be issued by the relevant authority of the jurisdiction of organization of such Person.

xvi.Agent shall have received opinions of the Loan Parties’ and/or Target’s counsel pursuant to Section 5.11 and/or 5.12 of the Agreement with respect to the Acquisition Subsidiary (if applicable), the Target and each of its Subsidiaries in form and substance reasonably satisfactory to Agent and the Required Lenders.

xvii.Borrower shall have otherwise complied with Section 5.11 and 5.12 of the Agreement to the extent applicable (without giving effect to the post acquisition time period for taking such actions following the acquisition).

xviii.Agent shall have received at least two (2) Business Days prior to the Funding Date, all documentation and other information with respect to the Acquisition Subsidiary (if applicable), Target and its Subsidiaries reasonably requested by Agent in writing at least ten (10) Business Days prior to the Funding Date, required under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

xix.The Acquired Cash Flow Ratio, after giving pro forma effect to such Permitted Acquisition or other acquisition shall be greater than 1.50 to 1.00.

1.The proceeds of such Subsequent Loan shall be used in accordance with Section 5.17 of the Agreement, and, if such Subsequent Loan is being incurred for the purposes set forth in clause (i) of the introductory paragraph of Schedule 5.17, such proceeds shall be applied substantially concurrently with the funding of such Subsequent Loan or funded into a blocked account subject to a Control Agreement over which Agent has a first lien security interest, pending application of such proceeds in accordance with the terms of the Agreement and, if applicable, the applicable Acquisition Agreement.

i.Borrower shall have paid all Lender Group Expenses incurred in connection with such Subsequent Loan, the Permitted Acquisition (if applicable) and the transactions related thereto to the extent invoiced at least two (2) Business Days prior to the Funding Date.

ii.Agent shall have received a duly executed Notice of Borrowing with respect to such Subsequent Loan, executed by an Authorized Person of the Borrower and in accordance with the requirements of the Agreement, which shall, among other things, specify in reasonable detail the proposed use of proceeds thereof.

Agent shall have received a certificate duly signed by an Authorized Person of the Borrower confirming the satisfaction of the conditions set forth in this Schedule 3.2.

SCHEDULE 2 – AMENDED AND RESTATED SCHEDULE 5.17

Schedule 5.17

Subsequent Loans – Use of Proceeds

Unless otherwise approved by the Required Lenders prior to the funding of a Subsequent Loan, the proceeds of each Subsequent Loan made after the Closing Date shall only be used (i) for the following purposes in connection with a Permitted Acquisition where the Acquired Cash Flow Ratio of the Target of such Permitted Acquisition, after giving pro forma effect thereto, is greater than 1.50 to 1.00 or (ii) for working capital or other general corporate purposes not in contravention of any applicable Law or of any Loan Document, including for the purposes of making Restricted Payments or Permitted Investments:

i.The Purchase Price required to be paid by any Loan Party or Subsidiary (including any upfront, milestone or royalty payments made to the seller or licensor) or the refinancing of such Target’s existing indebtedness, in each case in connection with the consummation of such Permitted Acquisition, and related reasonable transaction fees and expenses.

ii.In connection with any new product of any Loan Party or Subsidiary acquired pursuant to such Permitted Acquisition:

(a)Marketing expenses associated with such new product, including any pre-marketing activities such as market research;

(b)Selling expenses associated with such new product, including all costs related to any incremental headcount required to support the product(s), the cost of sales force training and any incremental sales analytics expenses (including but not limited to sales force automation and data expenses);

(c)Research and development expenses associated with such new product, including any post-market requirements;

(d)Manufacturing expenses associated with such new product, including the cost of validation and scale-up;

(e)Costs associated with the supply chain for such new product, including the cost of third-party logistics providers, audit of any third-party manufacturing sites, and technology transfer expenses; and/or

(f)Post-closing capital needs relating to such new product to (i) fund inventory purchases and (ii) fund other working capital needs; provided, however, that amounts requested pursuant to this clause (ii) shall not exceed $500,000.

iii.Interest expense and any fees pursuant to the Agreement associated with the Subsequent Loan incurred in connection with such Permitted Acquisition.

EXHIBIT A – AMENDMENT NO. 3 TO THE 2017 ABL AGREEMENT

EXHIBIT B – EXCHANGE AGREEMENTS